Exhibit 4.2

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both not material and the type that the registrant customarily and actually treats as private or confidential.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 4th day of March, 2024 by and among Alumis Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS

WHEREAS, the Company and certain of the Investors (the “New Investors”) are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, and Series B-2A Preferred Stock, and possess certain rights, and are subject to certain obligations, under that certain Amended and Restated Investors’ Rights Agreement dated as of May 9, 2023, by and among the Company and the Existing Investors (the “Prior Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the New Investors to invest funds in the Company pursuant to the Purchase Agreement, the undersigned Existing Investors and the Company desire to amend and restate the Prior Agreement in its entirety and the Existing Investors desire to accept the rights and obligations under this Agreement in lieu of those granted under the Prior Agreement.

NOW, THEREFORE, the Existing Investors and the Company hereby agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1.             Definitions. For purposes of this Agreement:

1.1            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2            “Board of Directors” means the board of directors of the Company.

1.3            “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.4            “CFIUS” means the Committee on Foreign Investment in the United States.

1.5            “CFIUS Approval” means, following the submission of a CFIUS Filing with respect to a Potential CFIUS Transaction, the applicable Major Investor and the Company shall have received a written notification from CFIUS stating that: (i) CFIUS has concluded that the Potential CFIUS Transaction is not a “covered transaction” and not subject to review under the DPA; (ii) CFIUS has completed an assessment, review, or investigation of the Potential CFIUS Transaction under the DPA and there are no unresolved national security concerns with respect to such Potential CFIUS Transaction; or (iii) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision with respect to the Potential CFIUS Transaction and either (A) the President has announced a decision not to take any action to suspend, prohibit, or place any limitations on the Potential CFIUS Transaction or (B) the period under the DPA subsequent to the President’s receipt of the CFIUS report during which the President may announce their decision to take action to suspend, prohibit, or place any limitations on the Potential CFIUS Transaction has expired; or (iv) CFIUS is not able to complete action under the DPA with respect to the Potential CFIUS Transaction on the basis of a Declaration, but CFIUS has not requested that Investor and Company submit a Notice and has not initiated a unilateral CFIUS review or announced an intention to do so.

1.6            “CFIUS Filing” means a “Declaration” or “Notice” within the meaning of the DPA.

1.7            “Class A Common Stock” means, collectively, shares of the Company’s Class A Common Stock, par value $0.0001 per share.

1.8            “Class B Common Stock” means, collectively, shares of the Company’s Class B Common Stock, par value $0.0001 per share.

1.9            “Common Stock” means, collectively, shares of the Class A Common Stock and Class B Common Stock.

1.10            “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.11            “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.12            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.13            “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.14            “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.15            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.16            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.17            “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.18            “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.19            “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.20            “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.21            “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.22            “Major Investor” means (i) any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) and (ii) Matrix Capital Management Master Fund, LP (“Matrix”) and (iii) Baker Bros. Advisors LP and its Affiliates (collectively, “Baker Bros.”) and (iv) Foresite Capital (as defined below); it being understood that for purposes of this Agreement, Foresite Capital Fund V, L.P. (“Foresite Capital”), Labs Co-Invest V, LLC and Foresite Capital Opportunity Fund V, L.P. shall be deemed Affiliates of one another, and (v) Samsara BioCapital, LP (“Samsara”) and its Affiliates and (vi) venBio Global Strategic Fund IV, L.P. (“venBio”) and its Affiliates.

1.23            “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.24            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.25            “Potential CFIUS Transaction” means any subsequent offering or issuance of New Securities pursuant to Section 4.1.

1.26            “Preferred Director” means any director of the Company that the holders of record of a class, classes or series of Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.

1.27            “Preferred Stock” shall mean, collectively, the Series C Preferred Stock, Series C-1 Preferred Stock, Series B-2 Preferred Stock, Series B-2A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series A Preferred Stock and Series Seed Preferred Stock.

1.28            “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock (other than any Common Stock issuable or issued pursuant to the Special Mandatory Conversion (as defined in the Certificate of Incorporation); (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2, Section 5.3 and Section 6.6, any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.29            “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.30            “Requisite Preferred Director Vote” means the approval of the Board of Directors, including a majority of the Preferred Directors then seated.

1.31            “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(b) hereof.

1.32            “SEC” means the Securities and Exchange Commission.

1.33            “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.34            “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.35            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.36            “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.37            “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.38            “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

1.39            “Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share.

1.40            “Series B-2 Preferred Stock” means shares of the Company’s Series B-2 Preferred Stock, par value $0.0001 per share.

1.41            “Series B-2A Preferred Stock” means shares of the Company’s Series B-2A Preferred Stock, par value $0.0001 per share.

1.42            “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

1.43            “Series C-1 Preferred Stock” means shares of the Company’s Series C-1 Preferred Stock, par value $0.0001 per share.

1.44            “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.0001 per share.

2.             Registration Rights. The Company covenants and agrees as follows:

2.1            Demand Registration.

 (a)            Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least 40% of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $20 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

 (b)            Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

 (c)            Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

 (d)           The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one registration pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).

2.2            Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration at least 30 days prior to the filing of the registration statement for such offering. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration on the same terms and conditions as the other securities proposed to be sold. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3            Underwriting Requirements.

 (a)            If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of Registrable Securities, authority to enter into the underwriting agreement, and intended method of distribution, and the liability of such Holder shall be several and not joint and shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) in good faith advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

 (b)            In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

 (c)            For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

 (a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to twelve (12) months or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 12 month period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

 (b)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

 (c)            furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

 (d)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

 (e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

 (f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

 (g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

 (h)           promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

 (i)             notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

 (j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6            Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7            Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8            Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

 (a)            To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, its Affiliates and their respective partners, members, managers, officers, directors, and stockholders; legal counsel and accountants; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or Affiliate or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages to the extent (and solely to the extent) that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

 (b)            To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any reasonable and documented out of pocket legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

 (c)            Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. Neither an indemnified party nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent (which shall not be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

 (d)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

 (e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

 (f)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9            Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

 (a)            make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

 (b)            use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

 (c)            furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10           Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.9.

2.11           “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to (a) the sale of any shares to an underwriter pursuant to an underwriting agreement; (b) any shares purchased in the IPO or thereafter; (c) transfer of any shares owned by a Holder in the Company to its Affiliates or any of the Holder’s stockholders, members, partners or other equity holders; provided that the Affiliate, stockholder, member, partner or other equity holder of the Holder agrees to be bound in writing by the restrictions set forth herein; or (d) to the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

2.12          Restrictions on Transfer.

 (a)            The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop- transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

 (b)            Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

 (c)            The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel, who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Notwithstanding the foregoing, the Company shall be obligated to reissue promptly unlegended certificates or book entries at the request of any Holder thereof if the Company has completed its IPO and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13          Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:

 (a)            the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation;

 (b)           such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration;

 (c)            the 5th anniversary of the IPO.

3.            Information and Observer Rights.

3.1            Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company; and provided, further, that Matrix, Baker Bros., Foresite Capital, Samsara, venBio, and their respective Affiliates shall not be deemed to be a competitor hereunder:

(a)            as soon as practicable, but in any event within one-hundred twenty (120) days after the end of each fiscal year beginning with the fiscal year ended December 31, 2022, annual audited financial statements for each fiscal year of the Company, including (i) an audited balance sheet as of the end of such year, (ii) audited statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all prepared in accordance with GAAP, audited and certified by independent public accountants of nationally or regionally recognized standing;

 (b)            as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of the fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

 (c)            as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

 (d)            as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors, including the Requisite Preferred Director Vote, and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

 (e)            with respect to the financial statements called for in Section 3.1(a) and Section 3.1(b), an instrument executed by the President or other authorized officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b) and subject to normal adjustments recommended by the Company’s independent public accountants) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

 (f)            such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2            Inspection. The Company shall permit each Major Investor (and its attorneys, accountants and other representatives), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records as such Major Investor may reasonably request; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company and with reasonable advance notification as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3            Observer Rights. The Company shall invite a representative of Foresite Capital to attend all meetings of the Board of Directors and meetings of any committee of the Board of Directors (other than executive sessions of such meetings) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could (x) adversely affect the attorney-client privilege between the Company and its counsel, (y) result in the disclosure of trade secrets or (z) result in a conflict of interest.

3.4            Termination of Information and Observer Rights. The covenants set forth in Section 3.1, Section 3.2, and Section 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

3.5            Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose or divulge for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of the Agreement, including, without limitation, quarterly or annual reports or (v) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.            Rights to Future Stock Issuances.

4.1            Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a competitor of the Company or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Amended and Restated Voting Agreement and the Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any competitor of the Company or FOIA Party shall not be entitled to any rights as a Major Investor under Sections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of shares of Preferred Stock and any other Derivative Securities. Notwithstanding the foregoing, Matrix, Baker Bros., Foresite Capital, Samsara, venBio, and their respective Affiliates shall not be deemed a competitor for the purposes hereunder.

 (a)            The Company shall give written notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

 (b)            By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

 (c)            If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

 (d)           The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Series C Preferred Stock and/or Series C-1 Preferred Stock pursuant to the Purchase Agreement. In addition to the foregoing, the right of first offer in this Section 4.1 shall not be applicable with respect to any Major Investor in any subsequent offering of New Securities if (x) (A) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Securities Act and (B) such offering of New Securities is otherwise being offered only to accredited investors or (y) issuing New Securities to such Major Investor would constitute a “covered transaction” pursuant to the DPA requiring a CFIUS Filing, unless either (A) such Major Investor agrees to pay the Company’s reasonable attorneys’ fees and other costs associated with such CFIUS Filing, including but not limited to fees and costs associated with the preparation, submission, and assessment of a CFIUS Declaration, the preparation, submission, and review and investigation of a CFIUS Notice, and any filing fees payable to CFIUS in connection with the submission of a CFIUS Notice, or (B) the Board of Directors waives such requirement set forth in clause (A).

4.2            Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

5.             Additional Covenants.

5.1            Insurance. The Company shall maintain Directors and Officers liability insurance, from financially sound and reputable insurers, in an amount and on terms and conditions satisfactory to the Board of Directors, until such time as the Board of Directors, including the Requisite Preferred Director Vote, determines that such insurance should be discontinued. The Director and Officer’s liability insurance shall not be cancelable by the Company without prior approval by the Board of Directors, including the Requisite Preferred Director Vote. Notwithstanding any other provision of this Section 5.1 to the contrary, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount satisfactory to the Board of Directors until such time as the Board of Directors, including the Requisite Preferred Director Vote, determines otherwise.

5.2            Employee Agreements. The Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement in a form approved by the Requisite Preferred Director Vote. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the unanimous consent of the Board of Directors.

5.3            Employee Stock. Unless otherwise approved by the Board of Directors, all employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting (A) in the case of new employees and consultants of the Company, following twelve (12) months of continued employment or service and (B) in the case of existing employees and consultants of the Company, following twelve (12) months of the grant date, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.11. Without the prior approval by the Board of Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.3. In addition, unless otherwise approved by the Board of Directors, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock. Without the prior written consent of a majority of the Registrable Securities and Baker Bros. for as long as it holds any Registrable Securities, the Company shall not at any time (including following the IPO), either directly or indirectly or by amendment, merger, consolidation or otherwise, authorize, approve, or adopt any “evergreen” option plan or other equity incentive plan of the Company or any of its subsidiaries pursuant to which the number of shares of Common Stock of the Company available for equity awards thereunder would increase automatically (without further stockholder approval) on an annual basis by an amount that exceeds 4% of the total number of shares of Common Stock then issued and outstanding (calculated on a fully diluted basis).

5.4            Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. Each non-employee director shall be entitled in such person’s discretion to be a member of any committee of the Board of Directors.

5.5            Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

5.6            Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each an “Investor Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company. The Investor Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 5.6 and shall have the right, power and authority to enforce the provisions of this Section 5.6 as though they were a party to this Agreement.

5.7            Right to Conduct Activities. The Company hereby agrees and acknowledges that Alexandria Venture Investments, LLC (together with its Affiliates), Matrix (together with its Affiliates), Baker Bros. (together with its Affiliates), Foresite Capital (together with its Affiliates), HBM Healthcare Investments (Cayman) Ltd. (“HBM”) (together with its Affiliates), Samsara (together with its Affiliates) and venBio (together with its Affiliates) (collectively, the “Professional Investors”) are professional investment organizations, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Professional Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, the Professional Investors shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by any Professional Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of any Professional Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Professional Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.8            Second Tranche Closing Option Pool Increase. Contemporaneously with and conditional upon the Second Tranche Closing (as defined in the Purchase Agreement) occurring, the Company and each Investor agree to take all actions necessary, including with respect to each Investor, executing any related stockholder consent, to amend the Stock Plan (as defined in the Purchase Agreement) to increase the number of shares of Class A Common Stock reserved to be issued thereunder by up to 3,779,118.

5.9            Termination of Covenants. The covenants set forth in this Section 5, except the last sentence of Section 5.3 and Sections 5.5 and 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

6.             Miscellaneous.

6.1            Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2            Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3            Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5            Notices.

(a)            All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to such email address, facsimile number or address as maintained in the Company’s records, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy shall also be sent to Cooley LLP, 3 Embarcadero Center, 20th Floor, San Francisco, CA 94111- 4004, Attention: David Peinsipp and Lauren Creel. If notice is given to the Investors, a copy shall also be sent to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: Edwin C. Pease, e-mail: [***]. If notice is given to Foresite Capital, a copy (which shall not constitute notice) shall also be sent to Goodwin Procter LLP, Three Embarcadero Center, 28th Floor, San Francisco, CA 94111, Attention: Mitchell S. Bloom ([***]) and Shoaib A. Ghias ([***]) If notice is given to Samsara BioCapital, LP, a copy (which shall not constitute notice) shall also be given to Fenwick & West LLP, Attn: William H. Bromfield, 401 Union Street, 5th Floor, Seattle, WA 98101. Notwithstanding any of the foregoing, with respect to HBM, only a nationally recognized courier service (such as FedEx or DHL) shall be used to effectuate the delivery of any notices pursuant to this Section 6.5, and such notice or other communication for purpose of this Agreement shall not be treated as effective or having been given if some other delivery method is utilized; provided, however, that if such notice is being sent internationally, it shall not be deemed defective if such courier does not deliver such notice on the next business day following deposit (provided that such notice shall be deemed delivered on the date of delivery by such courier service); and provided further, that HBM may agree to receive notice in some other manner set forth in this Section 6.5 by written election; and a copy (which shall not constitute notice) shall also be sent to Sidley Austin LLP, 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067, Attention: Mehdi Khodadad.

 (b)            Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6            Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to the express rights or obligations of any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to the express rights or obligations of all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction); (b) Sections 3.1 and 3.2, Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Section 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors; (c) Subsection 1.22(ii), the second proviso of the first sentence of Section 3.1, the last sentence of Section 4.1, the first sentence of Section 5.7 and this Subsection6.6(c) may not be amended, modified, terminated, or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of Matrix for so long as it and its Affiliates own any Registrable Securities; (d) Subsection 1.22(iii), the second proviso of the first sentence of Section 3.1, the last sentence of Section 4.1, the first sentence of Section 5.7 and this Subsection 6.6(d) may not be amended, modified, terminated, or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of Baker Bros. for so long as it and its Affiliates own any Registrable Securities; (e) Subsection 1.22(iv), the second proviso of the first sentence of Section 3.1, the last sentence of Section 4.1, the first sentence of Section 5.7 and this Subsection 6.6(e) may not be amended, modified, terminated, or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of Foresite Capital for so long as it and its Affiliates own any Registrable Securities; (f) Subsection 1.22(v), the second proviso of the first sentence of Section 3.1, the last sentence of Section 4.1, the first sentence of Section 5.7 and this Subsection 6.6(f) may not be amended, modified, terminated, or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of Samsara for so long as it and its Affiliates own any Registrable Securities; and (g) Subsection 1.22(vi), the second proviso of the first sentence of Section 3.1, the last sentence of Section 4.1, the first sentence of Section 5.7 and this Subsection 6.6(g) may not be amended, modified, terminated, or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of venBio for so long as it and its Affiliates own any Registrable Securities. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding any waiver of the provisions of Section 4, in the event any Major Investor actually purchases any such New Securities in any offering by the Company, then each other Major Investor shall be permitted to participate in such offering on a pro rata basis (based on the level of participation of the Major Investor purchasing the largest portion of such Major Investor’s pro rata share), in accordance with the other provisions (including notice and election periods) set forth in Section 4.

6.7            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8            Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9            Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10          Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11          Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.12            Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13            Special Mandatory Conversion. In the event that a Special Mandatory Conversion is applicable to an Investor or its Affiliates, such Investor and its Affiliates shall lose all of their rights under this Agreement with respect to the shares of Common Stock issued to such Investor and/or its Affiliates pursuant to the Special Mandatory Conversion, including, for the avoidance of doubt, the ability to consent to matters as an Investor hereunder (and the shares of Common Stock issued to such Investor and its Affiliates will be disregarded for purposes of determining whether such consent is achieved). For the avoidance of doubt, each Investor and such Investor’s shares of Common Stock issued pursuant to the Special Mandatory Conversion shall remain subject to all of the obligations of such Investor hereunder following the Special Mandatory Conversion.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

ALUMIS INC.

By:	/s/ Martin Babler
Name: Martin Babler
Title: Chief Executive Officer

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SAMSARA BIOCAPITAL, L.P.
By: Samsara BioCapital GP, LLC
Its: General Partner

By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju, MD, PhD
Title: Managing Director

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VENBIO GLOBAL STRATEGIC FUND IV, L.P.
By: venBio Global Strategic GP IV, LLC
Its: General Partner

By:	/s/ Richard Gaster
Name: Richard Gaster
Title: Managing Partner

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FORESITE CAPITAL FUND V, L.P.
By: Foresite Capital Management V, LLC
Its: General Partner

By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

FORESITE CAPITAL OPPORTUNITY FUND V, L.P.
By: Foresite Capital Opportunity Management V, LLC
Its: General Partner

By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

FORESITE LABS FUND I, L.P.
By: Foresite Capital Opportunity Management V, LLC
Its: General Partner

By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

FORESITE CAPITAL FUND VI, L.P.
By: Foresite Capital Management VI, LLC
Its: General Partner

By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

LABS CO-INVEST V, LLC

By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AYURMAYA CAPITAL MANAGEMENT FUND, LP
By: AyurMaya General Partner, LLC,
Its: General Partner

By:	/s/ David Goel
Name: David Goel
Title: Managing Member

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BAKER BROTHERS LIFE SCIENCES, L.P.
By:	BAKER BROS. ADVISORS LP,
management company and investment adviser to BAKER BROTHERS LIFE SCIENCES, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to BAKER BROTHERS LIFE SCIENCES, L.P., and not as the general partner

By:	/s/ Scott L. Lessing
Scott L. Lessing
President

667, L.P.
By:	BAKER BROS. ADVISORS LP,
management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:	/s/ Scott L. Lessing
Scott L. Lessing
President

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HBM HEALTHCARE INVESTMENTS (CAYMAN) LTD.

By:	/s/ Jean-Marc LeSieur
Name: Jean-Marc LeSieur
Title: Managing Director

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ALEXANDRIA VENTURE INVESTMENTS, LLC, a Delaware limited liability company
By: Alexandria Real Estate Equities, Inc.,
a Maryland corporation
Its: Managing Member

By:	/s/ Hilary Levin
Name: Hilary Levin
Title: VP-Venture Counsel

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ABG V-ALUMIS LIMITED

By:	/s/ LAM Wing Cheong
Name: LAM Wing Cheong
Title: Director

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

OMEGA FUND VII, L.P.
By: Omega Fund VII GP, L.P.
Its: General Partner
By: Omega Fund VII GP Manager, Ltd
Its: General Partner

By:	/s/ Deirdre Cunnane
Name: Deirdre Cunnane
Title: Authorized Representative

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CORMORANT PRIVATE HEALTHCARE FUND IV, LP
By: Cormorant Private Healthcare GP IV, LLC

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member

CORMORANT PRIVATE HEALTHCARE FUND V, LP
By: Cormorant Private Healthcare GP V, LLC

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP
By: Cormorant Global Healthcare GP, LLC

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:
Lav fund vi, l.p.
By: LAV GP VI, L.P.
Its: General Partner
By: LAV Corporate VI GP, Ltd.
Its: General Partner

By:	/s/ Yu Luo
Name: Yu Luo
Title: Authorized Signatory

LAV FUND VI OPPORTUNITIES, L.P.
By: LAV GP VI Opportunities, L.P.
Its: General Partner
By: LAV Corporate VI GP Opportunities, Ltd.
Its: General Partner

By:	/s/ Yu Luo
Name: Yu Luo
Title: Authorized Signatory

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NEXTECH VII ONCOLOGY SCSP
By: Nextech VII GP S.a.r.l.
Its: General Partner

By:	/s/ Ian Charoub
Name: Ian Charoub
Title: Manager

By:	/s/ Costas Constantinides
Name: Costas Constantinides
Title: Manager

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GC&H INVESTMENTS, L.P.

By: GC&H Investment Management, LLC
Its General Partner

By:	/s/ Elzbieta Gibbons
Name: Melissa Roque or Elzbieta Gibbons
Title: Authorized Signatory

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

G&H PARTNERS

By:	/s/ Stefan J. Palmer
Name: Stefan J. Palmer
Title: General Partner

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SR ONE CAPITAL FUND II AGGREGATOR, LP
By: SR One Capital Partners II, LP
Its: General Partner
By: SR One Capital Management, LLC
Its: General Partner

By:	/s/ Simeon George
Name: Simeon George
Title: Managing Member

SR ONE CAPITAL OPPORTUNITIES FUND I, LP
By: SR One Capital Opportunities Partners I, LP
Its: General Partner
By: SR One Capital Management, LLC
Its: General Partner

By:	/s/ Simeon George
Name: Simeon George
Title: Managing Member

Signature Page To Amended And Restated Investors’ Rights Agreement Of

Alumis Inc.

(Series C)

Schedule A

Investors

Name and Address
Samsara BioCapital, LP 628 Middlefield Road Palo Alto, CA 94301 Email: [***]
venBio Global Strategic Fund IV, L.P. 1700 Owens Street, Suite 595 San Francisco, CA 94158 Attn: Richard Gaster Email: [***]
AyurMaya Capital Management Fund, LP 1000 Winter Street, Suite 4500 Waltham, MA 02451

Baker Brothers Life Sciences, L.P.

860 Washington St., 3rd Floor

New York, NY 10014

Email: [***]

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Attention: Edwin C. Pease

Email: [***]

667, L.P.

860 Washington St., 3rd Floor

New York, NY 10014

Email: [***]With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Attention: Edwin C. Pease

Email: [***]

Name and Address

Foresite Capital Fund V, L.P.

900 Larkspur Landing Circle, Suite 150

Larkspur, CA 94939

Email: [***]

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

Three Embarcadero Center

28th Floor

San Francisco, CA 94111

Attention: Mitchell S. Bloom and Shoaib Ghias

Email: [***]; [***]

Labs Co-Invest V, LLC

900 Larkspur Landing Circle, Suite 150

Larkspur, CA 94939

Email: [***]

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

Three Embarcadero Center

28th Floor

San Francisco, CA 94111

Attention: Mitchell S. Bloom and Shoaib Ghias

Email: [***]; [***]

Foresite Capital Opportunity Fund V, L.P.

900 Larkspur Landing Circle, Suite 150

Larkspur, CA 94939

Email: [***]

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

Three Embarcadero Center

28th Floor

San Francisco, CA 94111

Attention: Mitchell S. Bloom and Shoaib Ghias

Email: [***]; [***]

Foresite Labs Fund I, L.P.

900 Larkspur Landing Circle, Suite 150

Larkspur, CA 94939

Email: [***]

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

Three Embarcadero Center

28th Floor

San Francisco, CA 94111

Attention: Mitchell S. Bloom and Shoaib Ghias

Email: [***]; [***]

Name and Address

Foresite Capital Fund VI, L.P.

900 Larkspur Landing Circle, Suite 150

Larkspur, CA 94939

Email: [***]

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

Three Embarcadero Center

28th Floor

San Francisco, CA 94111

Attention: Mitchell S. Bloom and Shoaib Ghias

Email: [***]; [***]

June Lee
G&H Partners 550 Allerton Street Redwood City, CA 94063 Email: [***]
GC&H Investments, L.P. 3 Embarcadero Center, 20th Floor San Francisco, CA 94111 Email: [***]
Alexandria Venture Investments, LLC 26 N. Euclid Ave. Pasadena, CA 91101 Email: [***]

Name and Address

HBM Healthcare Investments (Cayman) Ltd.

Governors Square, Suite #4-212-2

23 Lime Tree Bay Avenue

PO Box 30852

West Bay, Grand Cayman, Cayman Islands

Attention: Jean-Marc LeSieur

Email: [***]

With a copy to (which shall not constitute notice):

Sidley Austin LLP

1999 Avenue of the Stars

17th Floor

Los Angeles, California 90067

Attention: Mehdi Khodadad

Email: [***]

ABG V-Alumis Limited c/o Rooms 2128 & 2153, 21/F, New World Tower, 16-18 Queen’s Road Central, Hong Kong Attention: Charles Wong Email: [***]
Omega Fund VII, L.P. 888 Boylston St., Suite 1111 Boston, MA 02199 Attention: Deirdre Cunnane Email: [***]
Cormorant Private Healthcare Fund IV, LP 200 Clarendon Street 52nd Floor Boston, MA 02116 Attention: Neb Obradovic Email: [***]
Cormorant Private Healthcare Fund V, LP 200 Clarendon Street 52nd Floor Boston, MA 02116 Attention: Neb Obradovic Email: [***]

Name and Address
Cormorant Global Healthcare Master Fund, LP 200 Clarendon Street 52nd Floor Boston, MA 02116 Attention: Neb Obradovic Email: [***]
LAV Fund VI, L.P. Room 607, St. George’s Building, 2 Ice House Street, Central, Hong Kong Email: [***]
LAV Fund VI Opportunities, L.P. Room 607, St. George’s Building, 2 Ice House Street, Central, Hong Kong Email: [***]
SR One Capital Fund II Aggregator, LP 985 Old Eagle School Road, Suite 511 Wayne, PA 19087 Email: [***]
SR One Capital Opportunities Fund I, LP 985 Old Eagle School Road, Suite 511 Wayne, PA 19087 Email: [***]
Nextech VII Oncology SCSp 8 rue Lou Hemmer, L-1748, Senningerberg, Grand Duchy of Luxembourg Email: [***]
Piper Heartland Healthcare Crossover Fund I, L.P. 800 Nicollet Mall Minneapolis, MN 55402 Email: [***]